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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in UBS AG's registration statement on form S-8 for the PaineWebber Puerto Rico Savings Plus Plan, and in the related prospectus, and to the incorporation by reference therein of our report dated March 8, 2000 (except for Note 36, as to which the date is April 18, 2000), relating to the consolidated financial statements of UBS AG included in its registration statement on Form 20-F for the year ended December 31, 1999, and of our report dated 8 March 2000 (except for Note 38, as to which the date is 18 April 2000 and Note 1 (t) as to which the date is 17 August 2000) in the Registration Statement (Form F-1 No. 333-46216) and related Prospectus of UBS AG for the registration of Noncumulative Trust Preferred Securities, both of which have been filed with the Securities and Exchange Commission.




                                            Ernst & Young Ltd.


                            /s/ Peter Heckendorn        /s/ Kenneth D. Marshall
                            --------------------        -----------------------
                            Peter Heckendorn            Kenneth D. Marshall
                            lic.oec.                    Certified Accountant
                            in charge of the audit      in charge of the audit

Basel, Switzerland
30 October 2000